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                                                    Exhibit D-3(c)


              BEFORE THE PUBLIC SERVICE COMMISSION
                        OF WEST VIRGINIA
                           CHARLESTON



PETITION OF MONONGAHELA POWER
COMPANY AND THE POTOMAC EDISON
COMPANY, DBA ALLEGHENY POWER,
FOR CONSENT AND APPROVAL OF
AMENDMENT TO MONEY POOL AGREEMENT




               PETITION FOR CONSENT AND APPROVAL



     NOW COMES Monongahela Power Company and The Potomac Edison

Company, doing business as Allegheny Power, the Petitioners

herein, and respectfully request the Public Service Commission of

West Virginia (Commission) grant its consent and approval, to the extent required by law, under Section 24-2-12 of the West

Virginia Code or any other applicable law or rule, for

Petitioners to amend its Money Pool Agreement entered into among its affiliated companies.  The Companies represent as follows:

     1.   Monongahela Power Company, doing business as Allegheny

Power, hereinafter referred to as Monongahela or Petitioner(s),

is a public utility corporation organized and existing under the laws of the State of Ohio, provides retail electric service to customers in portions of West Virginia, and has its principal place of business at 1310 Fairmont Avenue, Fairmont, West

Virginia 26555-1392.  The financial condition of the Petitioner is set forth on Attachment A hereto.

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     2.   The Potomac Edison Company, doing business as Allegheny

Power, hereinafter referred to as Potomac Edison or

Petitioner(s), is a public utility corporation organized and existing under the laws of the Commonwealth of Virginia and the

State of Maryland, provides retail electric service to customers in portions of West Virginia, and has its principal place of business at 10435 Downsville Pike, Hagerstown, Maryland 21740-

1766.  The financial condition of the Petitioner is set forth on

Attachment B hereto.



     3.   The Allegheny Power System Money Pool (the Money Pool)

is a contract among affiliated Allegheny Power System companies.

It is an internal financing facility in which the excess funds of some participants are used to satisfy the short-term borrowing needs of other participants.  Participants in the Money Pool are

Monongahela Power Company, The Potomac Edison Company, West Penn

Power Company, Allegheny Generating Company ("AGC") and Allegheny

Power System, Inc. ("APS, Inc.")<FN1>.  AGC may only borrow from the

Money Pool, and APS, Inc. may only lend to the Money Pool.  Daily balancing of each Money Pool participant and the overall

administration of the Money Pool is performed by Allegheny Power

Service Corporation, the agent for the participants.  The

operation of the Money Pool is designed to match, on a daily basis, the available cash and short-term borrowing requirements of the participants, thereby minimizing the need to borrow funds in the external short-term capital markets.  Any excess funds from the Money Pool are to be invested according to guidelines outlined in the Money Pool Agreement.  No unregulated affiliates can participate in the Money Pool.

<FN1> On October 1, 1997, APS, Inc. changed its name to Allegheny Energy,
      Inc.

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     4.   In September 1991, the Petitioners herein applied to

this honorable Commission for approval to enter into the Money

Pool Agreement and to participate in the same.  By Commission

Order finalized on February 13, 1992, Monongahela and Potomac

Edison were authorized by the Commission to enter into the

described Money Pool arrangement among the Allegheny Power System companies.



     5.   In the last base rate case proceeding, both Monongahela

and Potomac Edison requested recovery of the Money Pool expenses for ratemaking purposes (Case Nos.

94-0035-E-42T and 94-0027-E-42T).  Such rate recovery was granted by the Orders of the Commission in those base rate proceedings dated September 30, 1994 (ALJ Decision) and

March 17, 1995 (Commission Decision).



     6.   The Petitioners herein desire to amend the Money Pool

Agreement in minor respects.  The following changes have been made:

          a.   Under the prior Agreement, interest income and

expense used to be calculated "using the previous days' federal funds effective interest rate as quoted by the Federal Reserve

Bank of New York."  A revision has been made which adds to the end of that sentence the following:  "as long as this rate is at least four basis points lower than the previous day's seven-day commercial paper rate as quoted by the same source.  Whenever the federal funds rate is not at least four basis points lower than the seven-day commercial paper rate, then the seven-day

commercial paper rate minus four basis points should be used."

          b.   The second change to the Money Pool Agreement is

that interest income resulting from the external investments will be accrued daily instead of booked upon receipt.

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Interest income will be allocated to members of the Pool on a basis equal to their pro-rata share of net contributions in the Pool throughout the month, instead of on the net contributions on the day the investment was placed.  Also added to the Agreement was a

sentence that the allocation of interest income will be settled on a cash basis on the last business day of each month.

          In all other respects the Money Pool Agreement remains

the same.  A copy of the revised Money Pool Agreement is attached hereto as Attachment C.



     7.   Using the Money Pool is a more efficient method of

managing funds of the subsidiaries.  Allegheny Power believes that the cost of the proposed borrowings through the Money Pool will generally be more favorable to the borrowing participants than the comparable costs of external short-term borrowings and that the yield to the participants contributing available funds to the Money Pool will generally be higher than the typical yield on short-term investments.



     8.   Petitioners believe that the terms and conditions of

the Amendment to the Money Pool Agreement are fair and

reasonable, will not grant an undue advantage to any party to the transactions and that approval of this agreement as set forth herein is in the best interests of Petitioners' West Virginia customers.  No other electric utility subject to the jurisdiction of this Commission will be affected by the Money Pool Agreement.



     9.   Petitioners further represent that no purpose will be

served by the giving of formal notice or the conducting of a hearing concerning the approval sought herein and that customers served by Petitioners would be convenienced by the waiving of formal notice and hearing in regard thereto.

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     WHEREFORE, pursuant to Section 24-2-12 of the West Virginia

Code and to the extent required by law, Petitioners pray that the

Commission approve the subject Amendment to Money Pool Agreement among the APS affiliates as being in the public interest and grant the consent and approval for Petitioners to enter into said modifications and perform such other acts as are necessary in furtherance thereof.

Dated: October 17, 1997.      MONONGAHELA POWER COMPANY and
                              THE POTOMAC EDISON COMPANY,
                              doing business as Allegheny Power



                              By:  /s/ Thomas C. Sheppard, Jr.
                                   Thomas C. Sheppard, Jr.
                                   Assistant Secretary




/s/ Gary A. Jack
Gary A. Jack
Attorney
1310 Fairmont Avenue
Fairmont, WV 26554
(304) 367-3423


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                        VERIFICATION


STATE OF WEST VIRGINIA,

COUNTY OF MARION, TO WIT

      Thomas C. Sheppard, Jr., Assistant Secretary,

Allegheny Power, being duly sworn, says that the facts and

allegations therein contained are true, except so far as

they are therein stated to be on information, and that, so

far as they are therein stated to be on information, he

believes them to be true.


                                   /s/ Thomas C. Sheppard, Jr.
                                   Thomas C. Sheppard, Jr.


      Taken, sworn to and subscribed before me this 17th day

of October, 1997.





                               /s/ Barbara D. Ryan
                               Notary Public in and for said
County


      My commission expires October 26, 2004.


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